                                                                  EXHIBIT (a)(5)
                                 ENTRUST, INC.
                           OFFER TO EXCHANGE OPTIONS

                                 ELECTION FORM

     I have received, have read and understand (i) the Offer to Exchange; (ii) the memorandum from F. William Conner dated June 19, 2001; (iii) the Election Form and; (iv) the Notice to Withdraw from the Offer (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees who hold eligible stock options the opportunity to exchange these outstanding stock options ("Old Options") for options exercisable at the closing NASDAQ price on January 31, 2002 to be issued under the 1999 Non-Officer Employee Stock Incentive Plan. This offer expires at 9:00 p.m. Pacific Daylight Time on July 27, 2001.

     I understand that if I elect to tender my Old Options in exchange for a new option to be granted on January 31, 2002 (the "New Option"), the number of shares I will receive subject to the New Option will remain the same only if my Old Options had an exercise price of less than $50 per share, and that if my Old Options had an exercise price of $50 or more per share, my New Option will be for one-half (1/2) the number of shares. I understand that if I elect to tender my Old Options, the original vesting schedule for the Old Options will be applied to the New Options. I understand that for each option I elect to exchange, I lose my right to all outstanding, unexercised shares under that option. I have read the Offer and understand the possible loss of my tendered options if my employment is terminated for whatever reason before January 31, 2002. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF MY NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF MY OLD OPTIONS RESULTING IN A LOSS OF SOME OR ALL OF THE STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO EXCHANGE ANY OPTIONS, ALL OPTIONS GRANTED IN THE SIX MONTHS PRIOR TO CANCELLATION, i.e. SINCE JANUARY 30, 2001, WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS. I AGREE TO ALL TERMS OF THE OFFER.

     Subject to the above understandings, I would like to participate in the Offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

     Please check the box and note the grant date of each stock option grant with respect to which you agree to have such grant and any and all stock option grants since January 30, 2001 cancelled and replaced pursuant to the terms of this Election Form.

     You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Withdraw from the Offer prior to the cutoff date of 9:00 p.m. Pacific Daylight Time, July 27, 2001.

     ____ Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted since January 30, 2001:

-------------------------------------------------------------------------------------------------------------------
                                               Total Number of Unexercised Shares Subject to the Option
     Grant Date              Exercise Price    (Shares to Be Cancelled)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

____ I have attached an additional sheet listing my name and any additional grants I wish to cancel.

I understand that all of these options will be irrevocably cancelled on July 30, 2001.



-------------------------------- -----------------------------------------------
Employee Signature               Government ID #, e.g. Social Security #, Social
                                 Insurance #, etc.


-------------------------------  ------------------  ---------------
Employee Name (Please print)     E-mail Address      Date and Time

                     RETURN TO JEFF BEARROWS NO LATER THAN
        JULY 27, 2001 VIA FACSIMILE AT (972) 943-7360 OR HAND DELIVERY

                          ENTRUST WILL SEND AN E-MAIL
                CONFIRMATION WITHIN 2 BUSINESS DAYS OF RECEIPT

                       INSTRUCTIONS TO THE ELECTION FORM

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.    Delivery of Election Form.
           -------------------------

     A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Jeff Bearrows, Vice President, Human Resources either via hand delivery or via the facsimile number listed on the front cover of this Election Form (fax # (972) 943-7360) on or before 9:00 p.m. Pacific Daylight Time on July 27, 2001 (the "Expiration Date").
               ---------------

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Company. You may hand deliver your Election Form to Jeff Bearrows at Entrust, Inc. (the "Company"), or you may fax it to him at the number listed on
                    -------
the front cover of this Election Form. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Election Form within two business days; if you have not received such a confirmation of receipt, it is your responsibility to ensure that your Election Form has been received by Jeff Bearrows.

     Withdrawal. Tenders of options made through the Offer may be withdrawn at
     ----------
any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts your tendered options before 9:00 p.m., Pacific Daylight Time, on August 13, 2001, you may withdraw your tendered options at any time after August 13, 2001. To withdraw tendered options you must hand deliver or fax (fax # (972) 943-7360) a signed and dated Notice to Withdraw from the Offer, with the required information, to the Company while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

     Change of Election. As noted in the Offer to Exchange, you may select
     ------------------
individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. You may change your mind about which individual option grants you would like to tender for exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular option grants you tendered at any time until the extended expiration of the Offer. To change your election regarding any particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     The Company will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been cancelled. Your options that
              ---
are accepted for exchange will not be cancelled until July 30, 2001, which is the business day following the expiration of the Offer.

     2.    Inadequate Space.
           ----------------

     If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. You must print your name and sign any attached schedules. Any attached schedules should be delivered with this Election Form, and will thereby be considered part of this Election Form.

     3.    Tenders.
           -------

     If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

     .   grant date,

     .   exercise price, and

     .   the total number of unexercised option shares subject to the option.

     The Company will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to each eligible option you decide to tender. Only options granted under the Entrust, Inc. 1999 Non-officer Employee Stock Incentive Plan and the Entrust, Inc. Amended and Restated 1996 Stock Incentive Plan, as amended are eligible for exchange. Options issued pursuant to the enCommerce 1997 Stock Option Plan are not eligible to be exchanged. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your options that were granted to you under during the six month period prior to the date the options are cancelled. We expect to cancel all options accepted for exchange on July 30, 2001; therefore if you participate, all options granted to you since January 30, 2001 will be cancelled.

     4.    Signatures on This Election Form.
           --------------------------------

     If this Election Form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to so act must be submitted with this Election Form.

     5.    Other Information on This Election Form.
           ---------------------------------------

     In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     6.    Requests for Assistance or Additional Copies.
           --------------------------------------------

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form should be directed to Jeff Bearrows, Vice President, Human Resources, at Entrust, Inc., One Preston Park South, Suite 400, 4975 Preston Park Boulevard, Plano, TX 75093, telephone number (613) 270-2999, Internal outlook e-mail address "Option Exchange" or Internet e-mail address "option.exchange@entrust.com". Copies will be furnished promptly at the Company's expense.

     7.    Irregularities.
           --------------

     All questions as to the number of option shares subject to options to be accepted for exchange and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     Important: The Election Form (or a facsimile copy of it) together with all other required documents must be received by the Company, on or before 9:00 p.m. Pacific Daylight Time on the Expiration Date.

     8.    Additional Documents to Read.
           -----------------------------

     You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from F. William Conner dated June 19, 2001 before deciding to participate in the Offer.

     9.    Joint Election Form for Tax Residents of the United Kingdom.
           -----------------------------------------------------------

     By participating in this offer, you agree that you will execute and deliver to your employer, upon acceptance of the new option, an Inland Revenue approved agreement (a "Joint Election") under which you will agree to assume as your primary responsibility the entirety of the employer's (Secondary) Class 1 National Insurance contributions charges will may arise on the exercise, cancellation, assignment, or other disposal of an option. If additional consents and/or any elections are required to accomplish the foregoing, you agree to provide them promptly upon request. If you do not enter a Joint Election at the same time that you accept the new option, the new option shall become null and void without any liability to Entrust and/or any subsidiary and may not be exercised.

     10.   Important Tax Information.
           -------------------------

     You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Sections 15 and 16 for a discussion of tax consequences which may apply to you.

     11.   Miscellaneous.
           -------------

          A.    Data Privacy. By accepting the Offer, you hereby explicitly and
                ------------
unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Entrust, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

          You understand that Entrust, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

          B.    Acknowledgement and Waiver. By accepting this Offer, you
                --------------------------
acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.